UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing 1/1000th Interest in a Share of 9.75% Series D Cumulative Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186129

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of depositary shares of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), each depositary share representing a 1/1000th interest in a share of the Company’s 9.75% Series D Cumulative Preferred Stock, par value $1.00 per share and a liquidation preference of $25,000.00 per share (the “Series D Preferred Stock”). The descriptions set forth under the caption “Description of the Series D Preferred Stock” and “Description of Depositary Shares” in the Company’s prospectus supplement dated August 14, 2013, as filed with the Securities and Exchange Commission on August 15, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus which forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-186129), which became effective as of March 8, 2013, are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Goodrich Acquisition II, Inc., dated January 31, 1997 (Incorporated by reference to Exhibit 3.1A of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed December 8, 2000).

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Acquisition II, dated January 31, 1997 (Incorporated by reference to Exhibit 3.1B of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed December 8, 2000).

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated March 12, 1998 (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed March 20, 1998).

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 9, 2002 (Incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed on December 3, 2007).

3.4	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 30, 2007 (Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed August 9, 2007).

3.5	Goodrich Petroleum Corporation Amended and Restated Bylaws, effective February 12, 2008 (Incorporated by reference to Exhibit 3.2(1) of the Company’s Current Report on Form 8-K filed on February 19, 2008).

3.6	Certificate of Designation of 5.375% Series B Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K filed on December 22, 2005).

3.7	Certificate of Designation with respect to the 10.00% Series C Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on April 10, 2013).

3.8	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on August 19, 2013).

4.1	Deposit Agreement, dated as of August 19, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on August 19, 2013).

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed on August 19, 2013).

4.3	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K filed on August 19, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: August 19, 2013	By:	/s/ Michael J. Killelea
Name: Michael J. Killelea
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Goodrich Acquisition II, Inc., dated January 31, 1997 (Incorporated by reference to Exhibit 3.1A of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed December 8, 2000).

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Acquisition II, dated January 31, 1997 (Incorporated by reference to Exhibit 3.1B of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed December 8, 2000).

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated March 12, 1998 (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed March 20, 1998).

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 9, 2002 (Incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed on December 3, 2007).

3.4	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 30, 2007 (Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed August 9, 2007).

3.5	Goodrich Petroleum Corporation Amended and Restated Bylaws, effective February 12, 2008 (Incorporated by reference to Exhibit 3.2(1) of the Company’s Current Report on Form 8-K filed on February 19, 2008).

3.6	Certificate of Designation of 5.375% Series B Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K filed on December 22, 2005).

3.7	Certificate of Designation with respect to the 10.00% Series C Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on April 10, 2013).

3.8	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on August 19, 2013).

4.1	Deposit Agreement, dated as of August 19, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on August 19, 2013).

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed on August 19, 2013).

4.3	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock (Incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K filed on August 19, 2013).